UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2023

SUNWORKS, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1555 Freedom Blvd.
Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(385) 497-6955

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective May 4, 2023, Commercial Solar Energy, Inc. and Sunworks United, Inc., wholly-owned subsidiaries of Sunworks, Inc. (collectively, the “Company”) entered into a Factoring Agreement (the “Factoring Agreement”) with Produce Pay Inc. (the “Buyer”). Patrick McCullough, a director of the Company, is the Chief Executive Officer of the Buyer and holds options to purchase shares of the Buyer.

Under the terms of the Factoring Agreement, the Company may use the Buyer’s on-line software platform to offer for sale, and the Buyer may purchase at 80% of face value, certain accounts receivable of the Company. The Company will receive a rebate back to the Company in a maximum amount of 18.4% of the verified receivable amount if the receivable is collected within 30 days and a lesser rebate amount based on the receivable collection period. The Factoring Agreement provides for a minimum volume commitment of $10,000,000 accounts receivable during the first year of the agreement.

In connection with the sale of any accounts receivable, the Company may be required to pay to the Buyer certain additional fees, including application and early termination fees. The Company may also be required to repurchase accounts receivable in the event that the Company did not have the legal authority to assign the accounts receivable to the Buyer. The Company’s obligations under the Factoring Agreement are secured by the accounts receivable that have been acquired by Buyer.

The Factoring Agreement has an initial term of one year and automatically renews for successive one-year renewal periods unless terminated pursuant to the terms of the Factoring Agreement. The Company may terminate the Factoring Agreement at any time, subject to an early termination fee.

The foregoing summary of the Factoring Agreement is qualified in its entirety by reference to the Factoring Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, with confidential information redacted.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: May 10, 2023	By:	/s/ Gaylon Morris
	Name:	Gaylon Morris
	Title:	Chief Executive Officer